                                      U.S. SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                             _________________________

                                                     Form 8-K

                                                  CURRENT REPORT
                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

                                          Date of Report - July 29, 2004
                                         (Date of earliest event reported)

                                           FIDELITY D&D BANCORP, INC.
                               (Exact name of registrant as specified in its charter)

                 Pennsylvania                          333-90273                     23-3017653
         (State or other Jurisdiction               (Commission File No.)                (IRS Employer
               of Incorporation)                                                     Identification Number)

           Blakely and Drinker Streets, Dunmore, PA                                  18512
           (Address of principal executive offices)                                  (Zip Code)

                                           (570) 342-8281
                                (Registrant's telephone number including area code)

                                                  Not Applicable
                           (Former name or former address, if changed since last report)

Item 7.           Financial Statement, Pro Forma Financial Information And Exhibits.

         (c)      Exhibits.

                  Exhibit Number
                  99.1     Press Release, dated July 29, 2004, issued by Fidelity D&D Bancorp, Inc.

Item 12. Results of Operations and Financial Condition.

         On July 29, 2004, Fidelity D&D Bancorp, Inc. announced it's results of operations for the quarter ended
June 30, 2004.  A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

         The information in this Item 12 is being furnished and shall not be deemed "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

                                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              FIDELITY D&D BANCORP, INC.
                                                               (Registrant)

Dated: July 29, 2004                                          /s/ Salvatore R. DeFrancesco, Jr.
                                                              Salvatore R. DeFrancesco, Jr.
                                                              Treasurer and Chief Financial Officer

                                                   EXHIBIT INDEX

                                                                                                        PAGE NO. IN
                                                                                                           MANUALLY
                                                                                                          SIGNED
EXHIBIT NO.                                                                                          ORIGINAL

99.1     Press Release dated July 29, 2004.                                                                    5

                                                                                                       Exhibit 99.1

PRESS RELEASE
FIDELITY D&D BANCORP, INC.
DATE: July 29, 2004

Contacts:
Daniel J. Santaniello               Salvatore R. DeFrancesco, Jr.               Steven C. Ackmann
Vice President and                  Treasurer and                               President and
Chief Operating Officer             Chief Financial Officer                     Chief Executive Officer
Fidelity D&D Bancorp, Inc.          Fidelity D&D Bancorp, Inc.                  Fidelity Deposit & Discount Bank
570-504-8000                        570-346-4156                                570-342-7305

                                           FIDELITY D & D BANCORP, INC.
                                  REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

Dunmore, PA - Fidelity D&D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and
Discount Bank, announced net income for the quarter ended June 30, 2004 of $921,000, comparable to the net income of $923,000 for the same quarter of 2003.  Earnings per share were $0.50 for each of the quarters ended June 30,
2004 and 2003.  Net income for the six months ended June 30, 2004 was $1,546,000, or $0.84 per share, a $264,000 decrease compared to net income of $1,810,000, or $0.99 per share, for the same period in 2003.

Total interest income declined by $333,000, or 4.7%, from $7,146,000 to $6,813,000 with total interest expense decreasing by $996,000, or 26.8%, from $3,718,000 to $2,722,000 for the quarters ended June 30, 2003 and 2004, respectively.  Lower rates paid on deposits continue to decrease interest expense as yields on earning assets, though down from the second quarter of 2003, improved throughout the current quarter.  As a result, net interest income increased to $4,091,000 for the quarter ended June 30, 2004, an overall increase of $662,000, or 19.3%, over the $3,429,000 recorded during the same quarter of 2003.

During the second quarter of 2004, the provision for loan losses was $400,000 compared to $460,000 in the second quarter of 2003. The ratio of allowance for loan losses to total loans was 1.54%, 1.28% and 0.98% at June 30,
2004, December 31, 2003 and June 30, 2003, respectively.

Other operating income recorded for the quarter ended June 30, 2004 was $1,071,000 compared with $1,261,000 for the same quarter in 2003.  Although service charges and other fee income improved in 2004, the overall decline in total other income resulted from net gains recorded on sales of investment securities and loans of $489,000 in the second quarter of 2003, whereas $71,000 was recorded during the same period in 2004.

Total other expenses increased $525,000, or 17.4%, from $3,014,000 to $3,539,000 for the quarters ending June 30,
2003 and 2004.  This operating increase is primarily from the addition of skilled personnel along with the initial expense recognition from an executive severance package obligation.

The Company's balance sheet continues to restructure and decline in total assets from $575,215,000 at December
31, 2003 to $540,621,000 at June 30, 2004. The overall decrease in assets resulted principally from time deposit run-off, along with a decline in NOW non-personal account balances.  The Company's continued focus on core deposits resulted in nominal gains in noninterest-bearing account and savings account deposit balances as of June
30, 2004.  Total deposits decreased $24,139,000 to $377,304,000 on June 30, 2004, a decline of 6.0% from
$401,443,000 at December 31, 2003.

Investment securities were down $17,991,000, or 12.5%, to $126,416,000 while net loans declined $9,954,000, or
2.5%, primarily from sales of mortgage loans, to $376,891,000 at June 30, 2004.  Total borrowings were paid down
$9,942,000, or 7.9%, throughout the current period to total $116,691,000 at June 30, 2004.

Shareholders' equity at June 30, 2004 decreased to $43,440,000 from $43,932,000 at December 31, 2003. The decline in shareholders' equity of $492,000 resulted primarily from $1,543,000 net unrealized holding losses on available-for-sale securities recorded within other comprehensive loss, offset by the retention of net income after dividends paid and an increase in common stock through the dividend reinvestment and employee stock purchase plans.  Dividends declared by the Company during the second quarter of 2004 were $402,000, of which
$125,000 was reinvested through the dividend reinvestment plan. Total capital to asset ratio was 8.04% at June 30,
2004.

The Fidelity Deposit and Discount Bank operates twelve community banking offices and twenty-one ATM locations in
Lackawanna and Luzerne Counties.

For more information please visit our web site at www.the-fidelity.com .

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform
Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company´s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company´s filings with the Securities and Exchange Commission.

Fidelity D&D Bancorp, Inc.
Selected Financial Data

Balance sheet data:                              June 30,           December 31,           June 30,
                                                   2004                 2003                 2003
     Total assets                            $   540,620,844       $  575,215,466       $  585,780,767
     Total investment securities                 126,416,025          144,407,374          144,158,745
     Net loans                                   375,629,645          366,981,640          354,033,147
     Loans available-for-sale                      1,261,808           19,863,577           29,352,040
     Total deposits                              377,303,920          401,442,546          432,597,612
     Total borrowings                            116,690,776          126,633,012           64,060,547
     Total shareholders' equity                   43,439,568           43,931,899           45,644,230

                                                          For the                                      For the
Operating data:                                     three months ended                             six months ended
                                                         June 30,                                      June 30,
                                                   2004                 2003                 2004               2003
     Total interest income                   $   6,813,190     $      7,146,836     $    13,776,515    $    14,784,582
     Total interest expense                      2,722,025            3,717,696           5,752,405          7,523,475
        Net interest income                      4,091,165            3,429,140           8,024,110          7,261,107
     Provision for loan losses                     400,000              460,000           1,250,000            760,000
     Other income                                1,070,885            1,260,598           2,017,302          2,217,583
     Other expense                               3,538,708            3,014,120           6,813,735          6,309,046
     Provision for income taxes                    302,449              292,647             431,877            599,373
        Net income                            $    920,893        $     922,971     $     1,545,800    $     1,810,271

Selected financial ratios and other data:
                                                          For the                                      For the
                                                    three months ended                             six months ended
                                                         June 30,                                      June 30,
Selected returns and fianacial ratios                2004                 2003                 2004               2003
     Net income per share - basic              $   0.50            $    0.50         $       0.84       $        0.99
     Net income per share - diluted            $   0.50            $    0.50         $       0.84       $        0.99
     Dividends per share                       $   0.22            $    0.22         $       0.44       $        0.44
     Net interest margin                           3.23%                2.65%                3.23%               3.12%
     Return on average assets                      0.67%                0.65%                0.55%               0.64%
     Return on average equity                      8.39%                8.06%                7.01%               7.99%
     Efficiency ratio                             61.78%               71.10%               63.55%              70.34%
     Expense ratio                                 1.61%                1.58%                1.63%               1.66%

Other data                                       June 30,           December 31,           June 30,
                                                     2004                 2003                 2003
     Book value per share*                     $  23.71            $   24.10          $      25.14
     Equity to assets                              8.04%                7.64%                 7.79%
     Allowance for loan losses to loans            1.54%                1.28%                 0.98%

*Based on actual shares outstanding.